Exhibit 10.40
AGREEMENT TO EXTEND THE LEASE AGREEMENT, OPTIONS TO PURCHASE AND
OPTION TO LEASE
     This is an Agreement To Extend the LEASE AGREEMENT, OPTIONS TO PURCHASE AND OPTION TO LEASE (hereinafter Agreement To Extend) entered into by and between EZE MANAGEMENT PROPERTIES LIMITED PARTNERSHIP (hereinafter EZE) and ROCKWELL MEDICAL TECHNOLOGIES, INC. (hereinafter ROCKWELL).
WITNESSETH:
     WHEREAS, the parties to this Agreement to Extend intend to extend the terms of their previous Lease Agreement, Options to Purchase and Option To Lease (hereinafter Lease) that was entered into and became effective March 19, 2008, a copy of which is attached hereto and incorporated herein; and
     WHEREAS, the parties intend to alter only specified provision of their previous Lease by the Agreement to Extend, and as such they intend to have the unspecified provisions of the Lease remain unadulterated. Furthermore, the parties intend that the previous Lease and this Agreement to Extend be treated as a single document; and
     WHEREAS, the parties now consider it to be in their respective best interests to extend the Lease between themselves, and have reached an understanding and now wish to reduce their understanding to writing;
     NOW, THEREFORE, for and in consideration of the mutual and several binding promises, convents and undertakings herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby acknowledge satisfaction with regard to the terms and conditions hereof and acknowledge the terms and conditions of this Agreement to Extend to be fair, just, adequate and reasonable, and hereby freely and voluntarily agree to extend the Lease and amend specific terms of the Lease by the substitution of the following terms:
     1.03 Base Term. The term of this Agreement to Extend shall commence on March 1, 2011 (the “Lease Commencement Date”) and continue for a period of two (2) years to end on February 28, 2013 (the “Base Term”).

Exhibit 10.40
     2.02 Additional Rent. Tenant shall be responsible for the payment of certain costs relating to real estate taxes and insurance premiums, each being specifically detailed in Article IV and Article V respectively. For the term of this Agreement to Extend the monthly amount to be paid by Tenant for Property Taxes shall be Three Thousand Five Hundred Fifty and 00/100 Dollars ($3,550.00) and the monthly amount to be paid by Tenant for Insurance shall be Three Hundred and 00/100 Dollars ($300.00).
     2.07 Final Build Out Payment. In addition to the rent amount specified in Section 2.01 c in the Lease and the amounts specified in Section 2.02 of this Agreement to Extend, Tenant shall also pay to Landlord Six Thousand Three Hundred Twenty-Five and 96/100 Dollars ($6,325.96) on March 1, 2011 as the final payment for the Build Out of the building located at 604 High Tech Court, Greer, South Carolina.
GENERAL PROVISIONS
     The parties represent to each other and further agree to the following:
     I. This Agreement to Extend expresses the entire agreement between the parties, supersedes any prior understandings or agreements between them, and there are no other representations or warranties other that those specifically set forth herein.
     II. No wavier of any breach by either party of the terms and conditions of this Agreement to Extend shall be binding upon either of the parties unless reduced to writing and subscribed to by the both of the parties.
     III. EZE and ROCKWELL expressly agree that, at any time hereafter, each of them shall make, execute and deliver any and all further and other instruments or papers or things as may be reasonably required or desirable for the purpose of giving full effect to this Agreement to Extend.
     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date and year shown below on this Agreement to Extend.

Exhibit 10.40

/s/ Allison Anders	/s/ Richard A. Grant

WITNESS	EZE Management Properties, LP

/s/ Julie A. Law	2/17/2011

WITNESS	Date:

/s/ David Kull	/s/ Thomas E. Klema

WITNESS	Rockwell Medical Technologies, Inc.

/s/ Nicole Driscoll	2/17/2011

WITNESS	Date

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